EXHIBIT 21

To

Form 10-K

For the Twelve Month Period Ended December 31, 2003

Subsidiaries of the Company:

Metcare Health Plans, Inc.

Metcare MIS, Inc.

Metcare Pharmacy Group, Inc.

MetCare VIII, Inc.

MetCare IV, Inc.

MetCare X, Inc.

MetCare of Florida, Inc.

MetCare Rx, (FL) Inc.

Metlabs, Inc.

Ben-Tal Pharmacy Services, Inc.

R&K Pharmacy Services, Inc.

Metcare Rx, (MD) Inc.